Exhibit 10.4

PINNACLE FOODS INC.
2013 OMNIBUS INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT
THIS AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page (the “Signature Page”) attached hereto (the “Date of Grant”), between Pinnacle Foods Inc., a Delaware corporation or any successor thereto (the “Company”) and the participant identified on the signature page attached hereto (the “Participant”).
RECITALS:
WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.    Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
(a)    Employment: The term “Employment” shall mean (i) the Participant’s employment if the Participant is an employee of the Company or any of its Affiliates or Subsidiaries, (ii) the Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates or Subsidiaries and (iii) the Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.
(b)    Exercise Price: The term “Exercise Price” shall have the meaning set forth in Section 2 of this Agreement.
(c)    Option: The “Option” shall have the meaning set forth in Section 2 of this Agreement.
(d)    Option Period: The period beginning on the Date of Grant and ending on the tenth anniversary of the Date of Grant.

(e)    Plan: The Pinnacle Foods Inc. 2013 Omnibus Incentive Plan, as amended from time to time.
(f)    Retirement: the Participant’s termination of Employment with the Company, other than for Cause, following the date on which (i) the Participant’s age is 55 or greater, and (ii) the number of years of the Participant’s Employment and other business relationships with the Company and any predecessor company is 10 or greater.
(g)    Share: A share of Common Stock of the Company.
(h)    Termination Date: The date upon which the Participant’s Employment with the Company and its Affiliates and Subsidiaries is terminated.
(i)    Vested Portion: At any time, the portion of the Option which has become vested in accordance with Section 3 of this Agreement and Schedule I attached hereto.
2.    Grant of Option. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of the aggregate number of Shares set forth on the Signature Page (the “Option”), subject to adjustment as set forth in the Plan. The purchase price per Share shall be the amount per Share set forth on the Signature Page (the “Exercise Price”). The Option is intended to be a nonqualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Code.
3.    Vesting of the Option. The Option shall vest and become exercisable in accordance with Schedule I attached hereto.
4.    Exercise of Options.
(a)    Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the expiration of the Option Period. Notwithstanding the foregoing, if the Participant’s Employment terminates prior to the expiration of the Option Period, the Vested Portion of an Option shall remain exercisable for the period set forth below:
(i)    Death or Disability; Retirement. If the Participant’s Employment is terminated (x) due to the Participant’s death or Disability, or (y) by either party when the Participant is eligible for Retirement (unless the termination is by the Company with Cause, or by the Participant when grounds existed for Cause at the time thereof), the Participant may exercise the Vested Portion of an Option for a period ending on the earlier of (A) 180 days following such termination of Employment and (B) the expiration of the Option Period;

(ii)    Termination by the Company for Cause. If the Participant’s Employment is terminated by the Company for Cause, the Vested Portion of an Option shall immediately terminate in full and cease to be exercisable.
(iii)    Termination Other than for Cause or Due to Death or Disability. If the Participant’s Employment is terminated other than by the Company for Cause or due to death or Disability, the Participant may exercise the Vested Portion of an Option that became vested on or prior to the date of termination for a period ending on the earlier of (A) 90 days following such termination of Employment and (B) the expiration of the Option Period.
(b)    Method of Exercise.
(i)    Subject to Section 4(a) of this Agreement and Section 7(d) of the Plan, the Vested Portion of an Option may be exercised by delivery of written or electronic notice of exercise to the Company, specifying the number of Shares for which the Option is being exercised, and accompanied by payment of the aggregate Exercise Price in respect of such Shares. The Exercise Price shall be payable (A) in cash or cash equivalent (e.g., by check), in shares of Common Stock valued at the Fair Market Value at the time the Option is exercised; provided, that such shares of Common Stock are not subject to any pledge or other security interest and that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles); (B) partly in cash and partly in such Shares; (C) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (D) through a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay the Exercise Price. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
(ii)    Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, an Option may not be exercised prior to the completion of any registration or qualification of an Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
(iii)     Upon the Company’s determination that an Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves. Notwithstanding the foregoing, the Company may elect to recognize the Participant’s ownership through uncertificated book entry.
(iv)     In the event of the Participant’s death, the Vested Portion of an Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof, and any exercise of the Option pursuant to this Section 4(b) by any person or persons other than the Participant shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.
5.    Restrictive Covenants. To the extent that the Participant and the Company (or an Affiliate of the Company) is a party to an employment agreement with the Company containing noncompetition, nonsolicitation, noninterference or confidentiality restrictions (or two or more such restrictions), those restrictions and related enforcement provisions under such employment agreement shall govern and the following provisions of this Section 5 shall not apply.
(a)    Competitive Activity. (i)    The Participant shall be deemed to have engaged in “Competitive Activity” if, during the period commencing on the date hereof and ending on the later of (x) the date that is 12 months after the date the Participant’s employment with the Company and its Subsidiaries is terminated or (y) the maximum number of years of base salary the Participant is entitled to receive as severance under any agreement with, or plan or policy of the Company or an Affiliate (the “Restricted Period”), the Participant, whether on the Participant’s own behalf or on behalf of or in conjunction with any other person or entity, directly or indirectly violates any of the following prohibitions:
(A)    During the Restricted Period, the Participant will not solicit or assist in soliciting in a Competitive Business (as defined below) the business of any client or prospective client:

(1)    with whom the Participant had personal contact or dealings on behalf of the Company during the one-year period preceding the Participant’s termination of employment;
(2)    with whom employees directly reporting to the Participant (or the Participant’s direct reports) have had personal contact or dealings on behalf of the Company during the one year immediately preceding the Participant’s termination of employment; or
(3)    for whom the Participant had direct or indirect responsibility during the one year immediately preceding the Participant’s termination of employment.
(B)    During the Restricted Period, the Participant will not directly or indirectly:
(1)    engage in any business that is engaged in, or has plans to engage in, at any time during the Restricted Period, any activity that competes in the business of manufacturing and marketing food products that directly compete with the core brands of the Company as of the Termination Date (and for such purpose, a “core brand” shall be any brand generating annual revenues in an amount equal to at least 5% of the Company’s annual revenues, in the fiscal year preceding the fiscal year of such Termination Date) in any geographical area that is within 100 miles from any geographical area where the Company or its Affiliates manufactures and markets its products or services (a “Competitive Business”);
(2)    enter the employ of, or render any services to, any Person (or any division or controlled or controlling affiliate of any Person) who or which engages in a Competitive Business;
(3)    acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or
(4)    interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its Affiliates and customers, clients, suppliers, partners, members or investors of the Company or its Affiliates.

(C)    Notwithstanding anything to the contrary in this Agreement, the Participant may, directly or indirectly own, solely as an investment, securities of any Person engaged in a Competitive Business which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Participant (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such Person.
(D)    During the Restricted Period, the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:
(1)    solicit or encourage any employee of the Company or its Affiliates to leave the employment of the Company or its Affiliates; or
(2)    hire any such employee who was employed by the Company or its Affiliates as of the date of the Participant’s termination of employment with the Company or who left the employment of the Company or its Affiliates coincident with, or within 120 days (one year in the case of any such employee who reported directly to the Participant immediately preceding the Participant’s termination of employment (or the Participant’s direct reports)) prior to or after, the termination of the Participant’s employment with the Company.
(3)    During the Restricted Period, the Participant will not, directly or indirectly, solicit or encourage to cease to work with the Company or its Affiliates any consultant then under contract with the Company or its Affiliates, is such action would result in the Company being disadvantaged. Any solicitation or hiring, that the Participant is not personally involved in, of an employee or former employee of the Company through general advertising shall not, of itself, be a breach of this Section 5(a)(i)(D)
(ii)    It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Section 5 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein
(iii)    The period of time during which the provisions of this Section 5 shall be in effect shall be extended by the length of time during which the Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.
(b)    Confidentiality.(i)    The Participant will not at any time (whether during or after the Participant’s employment with the Company) (x) retain or use for the benefit, purposes or account of the Participant or any other person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information –including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals – concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board or the Chief Executive Officer of the Company.
(ii)    “Confidential Information” shall not include any information that is (i) generally known to the industry or the public other than as a result of the Participant’s breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to the Participant (A) by a third party without breach of any confidentiality obligation, or (B) prior to the Participant’s Employment as a result of the Participant’s prior experience related to the business of manufacturing and marketing food products; or (iii) required by law to be disclosed (including via subpoena); provided that the Participant shall give prompt written notice to the Company of such requirement of law, disclose no more information than is so required, and cooperate, at the Company’s cost, with any attempts by the Company to obtain a protective order or similar treatment.
(iii)    Except as required by law, the Participant will not disclose to anyone, other than the Participant’s immediate family and legal or financial advisors, the existence or contents of this Agreement (unless this Agreement shall be publicly available as a result of a regulatory filing made by the Company or its Affiliates) or otherwise is disclosed by the Company to any unaffiliated party that is not under a restriction of confidentiality at least as restrictive as this restriction upon the Participant; provided, that the Participant may disclose to any prospective future employer any of the termination notice provisions under any agreement between the Participant and the Company (or an Affiliate of the Company) and the provisions of this Section 5(b) provided they agree to maintain the confidentiality of such terms.
(iv)    Upon termination of the Participant’s employment with the Company for any reason, the Participant shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in the Participant’s possession or control (including any of the foregoing stored or located in the Participant’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, its Affiliates and Subsidiaries, except that the Participant may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information and his or her rolodex (or other physical or electronic address book); and (z) fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information not within the Participant’s possession or control of which the Participant is or becomes aware.
(c)    Repayment of Proceeds. If the Participant engages in Competitive Activity or breaches the confidentiality provisions of Section 5, or the Company discovers after a termination of employment that grounds for Cause existed at the time thereof, then the Participant shall be required (in addition to any other remedy available (on a non-exclusive basis) to pay to the Company, within ten business days following the first date on which the Participant engages in such Competitive Activity or first breaches such provisions (or in the case of a discovery of grounds for Cause, upon the Company’s request therefor), an amount equal to the excess, if any, of (A) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the sale or other disposition of, or distributions or dividends in respect of, the Option or any Shares received pursuant to exercise of the Option over (B) the aggregate Cost of such Option or Shares (which, in the case of Shares obtained pursuant to the exercise of the Option, shall be the Exercise Price).
6.    No Right to Continued Employment. Neither the Plan nor this Agreement nor the granting of the Option evidence hereby shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.
7.    Legend on Certificates. The certificates representing the Shares purchased by exercise of an Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed or quoted or market to which the Shares are admitted for trading and, any applicable federal or state or any other applicable laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
8.    Transferability.
(a)    The Option shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(b)    Notwithstanding the foregoing and subject to Section 14(b) of the Plan, the Option may be transferred to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

9.    Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the Option contemplated hereunder, the Participant expressly acknowledges that (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of the Option is a one-time benefit that does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options; (c) all determinations with respect to future grants of Options, if any, including the grant date, the number of Shares granted and the applicable vesting terms, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the value of the Option is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) grants of Options are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, bonuses, pension or retirement benefits or similar payments, the Participant waives any claim on such basis, and for the avoidance of doubt, the Option shall not constitute an “acquired right” under the applicable law of any jurisdiction; and (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to Option proceeds in consequence of the termination of the Participant’s Employment for any reason whatsoever and whether or not in breach of contract.
10.    Electronic Acceptance; Agreement by the Participant; Forfeiture upon Failure to Accept. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. By accepting the Option (including through electronic means), the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. The Participant's rights under the Option will lapse ninety (90) days from the Date of Grant, and the Option will be forfeited on such date if the Participant shall not have accepted this Agreement by such date. For the avoidance of doubt, the Participant's failure to accept this Agreement shall not affect the Participant’s continuing obligations under any other agreement between the Company and the Participant.
11.    Prior Agreements; Full Satisfaction.
(a)    This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof, including the Restrictive Covenants, contain the entire understanding of the parties with respect to the subject matter hereof and thereof, provided that if the Company or its Affiliates is a party to one or more agreements with the Participant related to the matters subject to Section 3 other than an agreement which is an “employment agreement” for the purposes of Section 5 hereof, such other agreements shall remain in full force and effect and continue in addition to this Agreement and nothing in this Agreement or incorporated by reference shall supersede or replace any other confidentiality, non-competition, non-solicitation, non-disparagement or similar agreement entered into between the Participant and the Company (or any subsidiary or Affiliate) to the extent that such agreement is more protective of the business of the Company or any subsidiary or Affiliate), and provided, further, that to the extent a Participant is party to any agreement that would, by its terms, vary the terms of this Agreement (other than with respect to the matters subject to Section 5 hereof) or provide more favorable rights and remedies to the Participant, such terms will be deemed amended and shall not apply to the Options granted herein. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein.
(b)    This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, subject to the provisos in the first sentence of Section 9(a). The Options granted herein are in full satisfaction of any equity grants or long-term stock-based incentive awards set forth in any offer letter or description of your terms of employment entered into by and between you and the Company or provided to you by the Company.
12.    Withholding.
(a)    Subject to Section 4(b) of this Agreement, the Participant shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold, from any shares of Common Stock other property deliverable under the Option or from any compensation (including from payroll or any other amounts payable to the Participant) the amount (in cash, Common Stock, or other property) of any required withholding taxes in respect of an Award, its exercise, or any other payment or transfer of the Option and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes; provided, however, that no amounts shall be withheld in excess of the Company’s statutory minimum withholding liability.
(b)    Without limiting the generality of the foregoing, to the extent permitted by the Committee, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares held by the Participant (which are fully vested and not subject to any pledge or other security interest) or by having the Company withhold from the number of Shares otherwise deliverable to the Participant hereunder Shares with a Fair Market Value not in excess of the statutory minimum withholding liability. The Participant agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the Option.
13.    Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
14.    Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, the Participant’s legal representative shall have the benefits of Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.
15.    Securities Laws. The Company reserves the right to impose other requirements on the Participant's participation in the Plan, on the Options and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Upon the acquisition of any Shares pursuant to the exercise of an Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
16.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Treasurer and a copy to the General Counsel, each copy addressed to the principal Participant office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
17.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.
18.    Option Subject to Plan. The Participant acknowledges that the Participant has received and read a copy of the Plan. The Option and the Shares received upon exercise of an Option are subject to the terms and provisions of the Plan, as may be amended from time to time, and which are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

19.    Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the participant hereunder without the consent of the Participant. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Grant Date.

Grant Date: April 1, 2016
Shares subject to Option:
Exercise Price per Share: $45.28

Participant

[Signature Page – Option Agreement]

Agreed and accepted:

PINNACLE FOODS INC.

/s/ Kelley Maggs
By: Kelley Maggs
Its: EVP – General Counsel

Schedule I
Vesting
1.    Vesting.
Subject to the Participant’s continued Employment, the Option shall become vested and exercisable as to 100% of the Shares subject to the Option on the third (3rd) anniversary of the Grant Date. Notwithstanding any other provision of this Agreement to the contrary, in each case within twelve (12) months following a Change in Control, in the event of (i) a Participant’s termination other than for Cause or (ii) a Participant’s termination due to death or Disability, the Option shall, to the extent not then vested or previously forfeited or cancelled, become fully vested and exercisable.
2.    Termination of Employment.
(a)    If the Participant’s Employment terminates for any reason, subject to Section 5 of the Plan and Section 2(b) of Schedule I hereof, to the extent not then vested and exercisable, the Option shall be immediately canceled by the Company without consideration. Following any Termination Date, the Vested Portion shall remain exercisable for the period set forth in Section 4(a) of the Agreement.
(b)    A portion of the Option granted hereunder shall become immediately vested and exercisable as of a Termination Date if the Participant’s Employment with the Company and its Subsidiaries shall be terminated (A) by the Company or any Subsidiary due to or during Participant’s Disability, or due to Participant’s death, or (B) by either party when the Participant is eligible for Retirement (unless the termination is by the Company with Cause, or by the Participant when grounds existed for Cause at the time thereof), with the number of Shares with respect to which the Option becomes vested and exercisable equal to (x) a fraction, the numerator of which is the number of days between the Date of Grant and the Termination Date, inclusive, and the denominator of which is 1095, multiplied by (y) the total number of Shares subject to the Option granted hereunder.